Exhibit 99.1

TransAct Technologies Reports Preliminary Fourth Quarter and Full Year 2021 Financial Results

2021 Fourth Quarter Net Sales of $11.1 Million
Full Year FST Recurring Revenue of $7.4 Million, up 95% on a Year-Over-Year Basis
FST Paid Terminals Up 73% from December 31, 2020
Hamden, CT – March 9, 2022 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary operating results for the fourth quarter and full year ended December 31, 2021.

“2021 marked many important milestones for TransAct, including three consecutive quarters of over $2 million in recurring Food Service Technology (“FST”) revenue, which highlights our ongoing pivot to a consistent, reliable stream of revenue from our industry leading BOHA! solutions. We added 4,130 paid terminals during the year, an impressive number despite an incredibly difficult macro environment on both the demand and supply sides, and I could not be prouder of the team’s execution during these times,” said Bart C. Shuldman, Chairman and CEO of TransAct. “We continue to see strong demand for both our BOHA! products and our Epic series printers, with a noticeable uptick in international casino ordering as the world comes back online post-COVID-19 and pent-up demand around the world is beginning to take shape.”

Fourth Quarter 2021 Financial Highlights
•	Net Sales: Net sales for the fourth quarter of 2021 were $11.1 million, up 43% compared to $7.8 million for the fourth quarter of 2020.
•	FST Recurring Revenue: FST recurring revenue for the fourth quarter of 2021 was $2.1 million, up 124% compared to $0.9 million for the fourth quarter of 2020.
•
Gross Profit: Gross profit for the fourth quarter of 2021 was $4.4 million, resulting in gross margin of 39.7%, compared to gross profit of $2.4 million for the fourth quarter of 2020, which resulted in a 30.6% gross margin.

•	Operating loss: Operating loss for the fourth quarter of 2021 was $(2.5) million, compared to operating loss of $(2.7) million for the fourth quarter of 2020.
•
Net loss: Net loss for the fourth quarter of 2021 was $(0.7) million, or $(0.07) net loss per diluted share, based on 9.8 million weighted average common shares outstanding. Net loss for the comparable 2020 period was $(1.9) million, or $(0.22) net loss per diluted share, based on 8.7 million weighted average common shares outstanding.

•
Adjusted net loss:  Adjusted net loss for the fourth quarter of 2021 was $(1.9) million, or $(0.19) net loss per diluted share compared to adjusted net loss for the fourth quarter of 2020 of $(1.9) million, or $(0.22) net loss per diluted share.

•	EBITDA: EBITDA loss was $(0.9) million for the fourth quarter of 2021, compared to an EBITDA loss of $(2.0) million for the fourth quarter of 2020.
•	Adjusted EBITDA loss: Adjusted EBITDA loss was $(2.1) million for the fourth quarter of 2021, compared to adjusted EBITDA loss of $(1.7) million for the fourth quarter of 2020.

Full Year 2021 Financial Highlights
•	Net Sales: Net sales for the 2021 year were $39.4 million, up 29.0% compared to $30.6 million for 2020.
•	FST Recurring Revenue: FST recurring revenue for the 2021 year was $7.4 million, up 95% compared to $3.8 million for 2020.
•	Gross Profit: Gross profit for 2021 was $15.3 million, resulting in gross margin of 38.7%, compared to gross profit of $12.9 million for 2020, which resulted in a 42.3% gross margin.
•	Operating loss: Operating loss for 2021 was $(9.5) million, compared to operating loss of $(8.2) million for 2020.
•
Net loss: Net loss for 2021 was $(4.1) million, or $(0.45) net loss per diluted share, based on 9.3 million weighted average common shares outstanding. Net loss for the comparable 2020 period was $(5.6) million, or $(0.72) net loss per diluted share, based on 7.8 million weighted average common shares outstanding.

•	Adjusted net loss: Adjusted net loss for 2021 was $(7.5) million, or $(0.81) net loss per diluted share compared to adjusted net loss for 2020 of $(5.6) million, or $(0.72) net loss per diluted share.
•	EBITDA: EBITDA loss was $(5.2) million for 2021, compared to an EBITDA loss of $(6.8) million for 2020.
•	Adjusted EBITDA loss: Adjusted EBITDA loss was $(7.6) million for 2021, compared to adjusted EBITDA loss of $(5.9) million for 2020.
•	Paid Terminals: Paid terminals in the market were 9,818 on December 31, 2021, compared to 5,688 on December 31, 2020, an increase of 73%.

2021 Fourth Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, March 9, 2022, beginning at 4:30 p.m. ET to discuss the Company’s preliminary fourth quarter and full year 2021 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 1-888-204-4368 and the conference ID number is 5263759 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Conference Participation
The Company also announced its participation at the 34th Annual ROTH Conference on Monday, March 14, 2022. To arrange a 1-on-1 meeting with TransAct, please email oneononerequests@roth.com or contact your ROTH sales team representative to request. To learn more and submit a registration request, visit https://ibn.fm/ROTH2022Registration.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the ordinary earnings from operations excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the forgiveness of the Company’s $2.2 million loan under the Paycheck Protection Program  (the “PPP Loan”) administered by the Small Business Administration (the “SBA”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) and the $1.5 million gain from the Employee Retention Credit pursuant to the CARES Act) that do not reflect the ordinary earnings of the Company’s operations.  The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for special items that are not reflective of the normal results of the business.  These measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business.  The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net loss before net interest expense, income taxes, depreciation and amortization. A reconciliation of EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net loss before net interest expense, income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense, (2) the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act and (3) the gain from the Employee Retention Credit pursuant to the CARES Act. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization, and the Company adjusts for the impact of the PPP Loan forgiveness and the gain from the Employee Retention Credit because the Company does not believe that these items reflect ordinary earnings of the Company from operations. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net loss is defined as net loss adjusted for the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act and the gain from the Employee Retention Credit pursuant to the CARES Act.  A reconciliation of adjusted net loss to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net loss per diluted share is defined as adjusted net loss divided by diluted shares outstanding.  A reconciliation of adjusted net loss per diluted share to net loss per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation, and oil and gas. The Company’s world-class products are designed from the ground up based on market and customer requirements and are sold under the BOHA! ™, AccuDate™, EPICENTRAL®, Epic, Ithaca® and Printrex® brands. TransAct has sold over 3.6 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL®, Ithaca® and Printrex® are trademarks of TransAct Technologies Incorporated. ©2022 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information
The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months and full year ended December 31, 2021. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months and audit for the full year ended December 31, 2021. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and full year ended December 31, 2021, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above.  As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", or "continue", or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, the adverse effects of the COVID-19 pandemic on our business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, an inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; our ability to fully remediate a previously disclosed material weakness over internal control over financial reporting; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; the effect of the United Kingdom’s withdrawal from the European Union; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.

# # #
Investor Contact:
Bart Shuldman Chairman and Chief Executive Officer TransAct Technologies Incorporated	Ryan Gardella ICR, Inc. Ryan.Gardella@ircinc.com

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands, except per share data)

Net sales	$11,123	$7,763	$39,386	$30,595
Cost of sales	6,705	5,391	24,137	17,666
Gross profit	4,418	2,372	15,249	12,929

Operating expenses:
Engineering, design and product development	1,992	1,506	7,475	5,703
Selling and marketing	2,549	1,259	7,658	6,144
General and administrative	2,362	2,268	9,626	9,255
	6,903	5,033	24,759	21,102
Operating loss	(2,485)	(2,661)	(9,510)	(8,173)

Interest and other income (expense):
Interest, net	(25)	(11)	(96)	(52)
Other, net	1,386	116	3,390	56
	1,361	105	3,294	4

Loss before income taxes	(1,124)	(2,556)	(6,216)	(8,169)
Income tax benefit	389	638	2,071	2,539
Net loss	$(735)	$(1,918)	$(4,145)	$(5,630)

Net loss per common share:
Basic	$(0.07)	$(0.22)	$(0.45)	$(0.72)
Diluted	$(0.07)	$(0.22)	$(0.45)	$(0.72)

Shares used in per share calculation:
Basic	9,848	8,704	9,298	7,827
Diluted	9,848	8,704	9,298	7,827

SUPPLEMENTAL INFORMATION – SALES BY MARKET: (Preliminary and Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands)

Food service technology	$3,522	$2,810	$12,625	$7,734
POS automation	1,217	989	4,825	3,770
Casino and gaming	4,934	2,679	15,302	10,979
Lottery	-	-	-	817
Printrex	200	68	631	300
TransAct Services Group	1,250	1,217	6,003	6,995
Total net sales	$11,123	$7,763	$39,386	$30,595

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	December 31,	December 31,
	2021	2020
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$19,457	$10,359
Accounts receivable, net	7,593	3,377
Employee retention credit receivable	1,500	-
Note receivable	-	100
Inventories	7,720	11,286
Prepaid income taxes	137	2,409
Other current assets	738	644
Total current assets	37,145	28,175

Fixed assets, net	2,684	1,950
Note receivable, net of current portion	-	1,584
Right-of-use asset	2,553	3,618
Goodwill	2,621	2,621
Deferred tax assets	5,141	2,939
Intangible assets, net	397	583
Other assets	400	777
	13,796	14,072
Total assets	$50,941	$42,247

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$4,308	$1,691
Accrued liabilities	3,894	3,665
Lease liability	789	837
Deferred revenue	805	504
Total current liabilities	9,796	6,697

Long-term debt	-	2,173
Deferred revenue, net of current portion	186	111
Lease liability, net of current portion	1,781	2,864
Other liabilities	187	166
	2,154	5,314
Total liabilities	11,950	12,011

Shareholders’ equity:
Common stock	139	130
Additional paid-in capital	55,246	42,536
Retained earnings	15,573	19,718
Accumulated other comprehensive income (loss), net of tax	143	(38)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	38,991	30,236
Total liabilities and shareholders’ equity	$50,941	$42,247

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended December 31, 2021
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$6,903	$-	$6,903
% of net sales	62.1%		62.1%

Operating loss	(2,485)	-	(2,485)
% of net sales	(22.3)%		(22.3)%

Interest and other income (expense)	1,361	(1,500)	(139)
Loss before income taxes	(1,124)	(1,500)	(2,624)
Income tax benefit	389	330	719
Net loss	(735)	(1,170)	(1,905)
Net loss per common share:
Basic	$(0.07)	$(0.12)	$(0.19)
Diluted	$(0.07)	$(0.12)	$(0.19)

(1)	Adjustment includes $1,500 gain on recognition of the Employee Retention Credit that occurred in December 2021.

	Three months ended December 31, 2020
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$5,033	$-	$5,033
% of net sales	64.8%		64.8%

Operating loss	(2,661)	-	(2,661)
% of net sales	(34.3)%		(34.3)%

Interest and other income	105	-	105
Loss before income taxes	(2,556)	-	(2,556)
Income tax benefit	638	-	638
Net loss	(1,918)	-	(1,918)
Net loss per common share:
Basic	$(0.22)	-	$(0.22)
Diluted	$(0.22)	-	$(0.22)

(2)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Year ended December 31, 2021
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$24,759	$-	$24,759
% of net sales	62.9%		62.9%

Operating loss	(9,510)	-	(9,510)
% of net sales	(24.1)%		(24.1)%

Interest and other income (expense)	3,294	(3,673)	(379)
Loss before income taxes	(6,216)	(3,673)	(9,889)
Income tax benefit	2,071	330	2,401
Net loss	(4,145)	(3,343)	(7,488)
Net loss per common share:
Basic	$(0.45)	$(0.36)	$(0.81)
Diluted	$(0.45)	$(0.36)	$(0.81)

(3)	Adjustment includes (1) $2,173 gain on forgiveness of the PPP Loan that occurred in July 2021 and (2) $1,500 gain on recognition of the Employee Retention Credit that occurred in December 2021.

	Year ended December 31, 2020
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$21,102	$-	$21,102
% of net sales	69.0%		69.0%

Operating loss	(8,173)	-	(8,173)
% of net sales	(26.7)%		(26.7)%

Interest and other income	4	-	4
Loss before income taxes	(8,169)	-	(8,169)
Income tax benefit	2,539	-	2,539
Net loss	(5,630)	-	(5,630)
Net loss per common share:
Basic	$(0.72)	-	$(0.72)
Diluted	$(0.72)	-	$(0.72)

(4)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands)

Net loss	$(735)	$(1,918)	$(4,145)	$(5,630)

Interest expense, net	25	11	96	52
Income tax benefit	(389)	(638)	(2,071)	(2,539)
Depreciation and amortization	236	584	957	1,342

EBITDA	(863)	(1,961)	(5,163)	(6,775)

Share-based compensation expense	254	232	1,206	876
Forgiveness of the PPP Loan	-	-	(2,173)	-
Gain on recognition of the Employee Retention Credit	(1,500)	-	(1,500)	-

Adjusted EBITDA	$(2,109)	$(1,729)	$(7,630)	$(5,899)